UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2008
CC MEDIA HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53354	26-0241222

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 East Basse Road
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
(210) 822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 8.01	Other Events.
     On December 5, 2008, Standard & Poor’s Rating Services lowered its corporate credit rating on CC Media Holdings, Inc. (the “Company”), which is analyzed on a consolidated basis with Clear Channel Communications, Inc. (“Clear Channel”), a subsidiary of the Company, to “CC” from “B.” This action follows Clear Channel’s November 24, 2008 announcement that (i) it commenced a cash tender offer to purchase its outstanding 7.65% Senior Notes due 2010 in an aggregate principal amount not to exceed $200,000,000 (subject to change) pursuant to a modified “Dutch auction” procedure on the terms and conditions set forth in an Offer to Purchase dated November 24, 2008 and (ii) its indirect wholly-owned subsidiary, CC Finco, LLC, commenced (a) a cash tender offer for the maximum aggregate principal amount of Clear Channel’s outstanding 6.25% Senior Notes due 2011 and 4.40% Senior Notes due 2011 that it can purchase for $75,000,000 (subject to change) pursuant to a modified “Dutch auction” procedure in accordance with the terms and conditions set forth in an Offer to Purchase dated November 24, 2008 and (b) a cash tender offer for the maximum aggregate principal amount of Clear Channel’s outstanding 5.00% Senior Notes due 2012 and 5.75% Senior Notes due 2013 that it can purchase for $25,000,000 (subject to change) pursuant to a modified “Dutch auction” procedure on the terms and conditions set forth in an Offer to Purchase dated November 24, 2008.
     Standard & Poor’s Rating Services also lowered the issue-level ratings on Clear Channel’s senior notes subject to the tender offers described above. Standard & Poor’s Rating Services affirmed all other issue-level ratings on Clear Channel’s secured and unsecured debt and indicated its preliminary expectation that it will raise the corporate credit rating back to “B” following the consummation of the tender offers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: December 5, 2008	By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr. Senior Vice President, Chief Accounting Officer and Assistant Secretary